Exhibit 99.6

ENDO PHARMACEUTICALS

Indevus Pharmaceuticals, Inc.

ENDO PHARMACEUTICALS

Confidential Internal Document
Our Patients
Our People
Our Business
Our Community
Endo and Indevus Merge
JANUARY 5, 2009

• This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Indevus common stock. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission ("SEC"), will be mailed to Indevus stockholders and will also be made available for distribution to beneficial owners of Indevus common stock. The solicitation of offers to buy shares of Indevus common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents.
• Indevus stockholders are strongly advised to read both the tender offer statement on Schedule TO, as it may be amended from time to time, and the solicitation/recommendation statement on Schedule 14D-9, as it may be amended from time to time, regarding the tender offer when they become available as they will contain important information, including the various terms of, and conditions to, the tender offer. The tender offer statement will be filed by Endo and BTB Purchaser Inc. with the SEC, and the solicitation/recommendation statement will be filed by
 Indevus with the SEC. Investors and stockholders may obtain free copies of these statements (when available)
 and other documents filed by Endo, BTB Purchaser Inc. and Indevus at the SEC's website at www.sec.gov.
• In addition, the tender offer statement and related materials will be available for free at Endo's website at
 www.endo.com or by directing such requests to Endo (Investor Relations) at (610) 459-7158, IR@endo.com, or by calling MacKenzie Partners, the information agent for the offer toll-free at (800) 322-2885.
•  The solicitation/recommendation statement and such other documents will be available by directing such requests to Indevus (Investor Relations) at (781) 402-340, RDeCarlo@indevus.com.

ENDO PHARMACEUTICALS

Indevus Pharmaceuticals, Inc.

ENDO PHARMACEUTICALS

A Merger to Create a New “Endo”
ENDO:
Pain Management
strong, sustainable
business
+
INDEVUS:
On-market and
development
pipeline compounds
in urology and
endocrinology
=
Expansion into specialty therapeutic areas
Great benefits for our companies & customers, and
Most importantly, the patients we serve

Company Details
	Endo	Indevus
Primary Market	• Specialty pharmaceutical company • Focus on pain management • Branded & generic products • Topical and oral products • R & D and commercial operations • 3 branded development products
• Specialty pharmaceutical company
• Focus on urology & endocrinology
• Branded products
• Oral, injectables & implants
• R & D and commercial operations
• Manufacturing
• Hydron Implant Technology
• 8 branded development products

Call Audience	Specialty & Primary Care Sales Forces • Pain Management Specialist • Neurology • Rheumatology • Orthopedic Surgery • Oncology	Specialty & Medical Center Sales Forces • Urology • Pediatric Endocrinology
Sales Revenue	$1.086 billion (2007)	$77.8 million (FY ended Sept. 30, 2008)
Key Locations	Chadds Ford, PA (HQ), Westbury, NY (2 locations)	Lexington, MA (HQ) Cranbury, NJ (Operations)
Employees Sales Force	~1,250 ~700 and ~300 Contract Sales Force	~250 ~100

Lidoderm®
LIDOCAINE PATCH 5%

ONCE-YEARLY
SUPPRELIN® LA
(histrelin acetate) subcutaneous implant

VANTAS®
Histrelin Implant

OPANA® ER
(oxymorphone HCl) CII
Extended-release tablets
5 mg, 10 mg, 20 mg, 40 mg

OPANA®
(oxymorphone HCl) CII
Tablets
5 mg, 10 mg

SANCTURA XR™
(trospium chloride extended release capsules)

SANCTURA®
Trospium Chloride 20 mg Tablets

Voltaren® Gel
(diclofenac sodium topical gel) 1%

Frova®
frovatriptan succinate
2.5mg Tablets

DELATESTRYL®
Testosterone Enanthate Injection USP CIII

ENDO®
PHARMACEUTICALS

Portfolio of Products

The New Endo…
• We will create the new
 Endo together based on a
 shared vision for the
 combined organization
• We benefit from the
 combined strengths of
 both organizations
• Operate as one company
• Become one Endo

Maximize the Potential
Endo is committed
to
maximizing the
value of Indevus’
high-value specialty
commercial product
portfolio and
development
pipeline

People Are the Most Important Asset
It’s each of you
 that will
 contribute to the
 success of the
 merger
Integrity   Trust   Respect

Growth & Innovation
Pain
Indevus
Pharmaceuticals, Inc.

ENDO PHARMACEUTICALS

A Strategic Fit
Platforms (small molecule, large molecule, drug delivery and drug device)
Specialty
Generics
Pelvic
Disease
Shown at October 7 Town Hall

Growth Strategy
• Move from best product to best
 solution
• Leverage pain adjacencies
• Invest in new therapeutic areas with
 focus on innovation
• Concentrate on areas of significant
 unmet medical need, low cost of entry,
 and specialized therapeutics
• Explore all platforms including small
 molecule, large molecule, drug
 delivery and drug device interplay
Customer
Solution
Best
Product
System Lock-In
*A. Hax

What's Next:
Strategy Execution Program Architecture

Balance of Achievement of Corporate Objectives with a Successful Integration

Integration Steering Committee

- Nancy Wysenski, Chair
- Caroline Manogue
- Ivan Gergel
- Nancy Bryan
- Larry Cunningham
- Nancy Santilli
- Bobby Sandage

Key Contacts:

Nancy Santilli, Integration Leader

Larry Cunningham, Tessa Cooper, Noah Beerman

Research & Development Team	Commercial Team	Finance Team	BD Team	Operations Team	HR Team

ILLUSTRATIVE

Teams Crossing the Enterprise, e.g. Branding, Compliance, Legal, IT

ENDO PHARMACEUTICALS

11

2009 Integration Activities Timeline
Sales Targets
Established &
Achievement
Integration Team
Planning and
Implementation
Design of Post Merger
Org. Structure
Employee Notification
& Transition planning
New Leadership Team
and Operating Model in
Place
Portfolio Prioritization
Post Merger Corporate
Objectives Established
& Achieved
JAN
FEB
APR
MAY
JUN
JUL
AUG
SEP
OCT
NOV
DEC
MAR

Transition Planning Overview
• New Endo is a growing organization with significant opportunities and talent needs
• Indevus brings Endo new capabilities and a strong heritage
• Timing and Process:
Ш Transition teams will be empowered to determine combined company objectives and organization & talent needs to accelerate our growth
Ш Indevus sales force will remain intact and Cranbury operations will continue
Ш Specific decisions regarding other organization needs, retained positions and transition timing will be made within 30 days after the closing
Ш Lexington-based employees will be considered for positions with the new Endo
Ш Retention plan will be developed to retain key Indevus employees through transition period
Ш Generous severance benefit will be provided for Indevus employees who are not retained
Ш We commit to communicate transparently and frequently as the transition teams work through the process

Our Commitment to You
• Clear, consistent and frequent communication
 – Combined website launching today
 – Question form on the website
 – e-bulletin - a special vehicle to communicate
 integration information to both companies
 – Town hall meetings
 – Calls/voicemails with sales force

Keys to Our Success

- Achievement of our current business objectives
- Explicit decision making and rigorous follow-through
- Continued commitment and focus on maximizing the potential of our current businesses
- Employment of a rigorous integration process
- Prioritization of our business objectives given the expansion of our portfolio of commercial and development assets
- TOGETHER create the New Endo!

ENDO PHARMACEUTICALS

Confidential Internal Document
Our Patients
Our People
Our Business
Our Community
Questions and Answers